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                          Optical Sensors Incorporated

            Exhibit 11--Statement Re:  Computation of Per Share Loss
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

                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                   JUNE 30                     JUNE 30
                                              1996          1995          1996          1995
                                          -----------------------------------------------------
PRIMARY:
Weighted average shares outstanding         8,265,021       290,650     6,090,307       290,414
Dilutive stock options--based on the
  treasury stock method using the
  initial public offering price(1)                ---     2,696,425           ---     2,696,425


                                          -----------------------------------------------------

Total                                     8,265,021     2,987,075     6,090,307     2,986,839
                                          =====================================================

Net loss                                  $(2,601,262)  $(1,597,843)  $(4,667,956)  $(3,225,787)
                                          =====================================================

Per share amount                          $      (.31)  $      (.53)  $      (.77)  $     (1.08)
                                          =====================================================

FULLY DILUTED:
Weighted average shares outstanding         8,265,021       290,650     6,090,307       290,414
Dilutive stock options--based on the
  treasury stock method using the
  initial public offering price (1)               ---     2,696,425           ---     2,696,425
Convertible preferred stock--using the
 if-converted method                              ---     4,766,974     1,324,159     4,766,974
                                          -----------------------------------------------------

Total                                       8,265,021     7,754,049     7,414,466     7,753,813
                                          =====================================================

Net loss                                  $(2,601,262)  $(1,597,843)  $(4,667,956)  $(3,255,787)
                                          =====================================================

Per share amount                          $      (.31)  $      (.21)  $      (.63)  $      (.42)
                                          =====================================================
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(1) In accordance with SAB No. 83.

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